SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 30, 2004

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 0-994

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Item 5. Other Events and Required FD Disclosure.

On March 30, 2004, Northwest Natural Gas Company, an Oregon corporation (the “Company”), entered into an underwriting agreement with the underwriters listed therein, in connection with the offer and sale (the “Offering”) by the Company of 1,200,000 shares of its common stock (the “Common Stock”), and the Common Share Purchase Rights appurtenant thereto (the “Rights” and, together with the Common Stock, the “Shares”). Subsequently, the underwriters exercised an over-allotment option pursuant to the underwriting agreement to purchase an additional 90,000 Shares. The Shares to be offered and sold in the Offering have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-112604) of the Company, filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on February 18, 2004. In connection with the Offering, a final prospectus supplement dated March 30, 2004, has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

1.1 Underwriting Agreement, dated March 30, 2004, by and among Northwest Natural Gas Company, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P., Janney Montgomery Scott LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: April 2, 2004	By:	/s/ Bruce DeBolt
Senior Vice President and
Chief Financial Officer

3

EXHIBIT INDEX

Exhibits	Description
1.1	Underwriting Agreement, dated March 30, 2004, by and among Northwest Natural Gas Company, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P., Janney Montgomery Scott LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC.